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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 23, 2005

                             NEW VISUAL CORPORATION
             (Exact name of registrant as specified in its charter)

---------------------------- --------------------------- -----------------------
            Utah                     0-21875                   95-4545704
---------------------------- --------------------------- -----------------------
(State or other jurisdiction   Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)
---------------------------- --------------------------- -----------------------


            5920 Friars Road, Suite 104, San Diego, California 92108 (Address of principal executive offices, including Zip Code)

                                 (619) 692-0333
              (Registrant's telephone number, including area code)


________________________________________________________________________________
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

         On March 23, 2005, New Visual Corporation (the "Company") issued in favor of Ray Willenberg, Jr., the Company's Executive Vice President, a convertible promissory note in the principal amount of $383,910.72 (the "Convertible Promissory Note"). The Convertible Promissory Note was issued in evidence of the Company's obligation to Mr. Willenberg for deferred compensation.

         The Convertible Promissory Note is payable in monthly installments, on the first day of each month, beginning on April 1, 2005. Each month, the Company shall pay to Mr. Willenberg an amount not less than the monthly base salary paid to the Company's Chief Executive Officer; PROVIDED, HOWEVER, that if the Company determines in its sole discretion that it has the financial resources available therefor it shall pay to Mr. Willenberg up to $20,833 per month. The Convertible Promissory Note does not bear interest.

         The Convertible Promissory Note is convertible, at the option of the holder, at any time and from time to time, into shares of the common stock, par value $0.001 per share (the "Common Stock"), of the Company at a conversion price per share equal to the closing price of the Common Stock on the Over-the-Counter Bulletin Board on the date of conversion. Mr. Willenberg is entitled to require that the Company use its best efforts to include any shares of Common Stock issued upon conversion of the Convertible Promissory Note in any registration statement covering the sale of Common Stock that the Company may file, subject to certain limitations.

         Mr. Willenberg may, at his discretion, consider the Convertible Promissory Note immediately due and payable and may immediately enforce any and all of his rights under the Convertible Promissory Note or any other rights or remedies afforded by law, if any of the following events shall occur: (i) the Company shall default in the payment of any amount due under the Convertible Promissory Note and such default shall continue for a period of seven days; (ii) any of the representations or warranties made by the Company in the Convertible Promissory Note or in any certificate or financial or other written statements furnished by the Company in connection with the execution and delivery of the Convertible Promissory Note shall be false or misleading in any material respect at the time made; (iii) the Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Convertible Promissory Note and such failure shall continue uncured for a period of five business days after written notice from Mr. Willenberg of such failure; (iv) the Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (v) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within 60 days after such appointment; (vi) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within 60 days thereafter; or (vii) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within 30 days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements.

         None.

     (b) Pro Forma Financial Information

         None.

     (c) Exhibits:

         None.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005

                                  By:  /s/ Brad Ketch
                                       -----------------------------
                                          Brad Ketch
                                          President and Chief Executive Officer